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            CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this Registration Statement on Form S-8 of GreenPoint Financial Corp. (Registering common stock to be used under the GreenPoint Financial Corp. Amended and Restated 1994 Stock Incentive Plan) of our report dated January 21, 1997 which appears on page 44 of the 1996 Annual Report to Stockholders of GreenPoint Financial Corp., which is incorporated by reference in GreenPoint Financial Corp.'s Annual Report on Form 10-K for the year ended December 31, 1996.



                                  /s/ PRICE WATERHOUSE LLP


New York, New York
January 23, 1998






























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